UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 22, 2024

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas,	New York,	NY	10036
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(212)	345-5000
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	MMC	New York Stock Exchange
Chicago Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 22, 2024, the Compensation Committee of the board of directors of Marsh & McLennan Companies, Inc. (the “Company”), amended the terms of the employment letters with the Company’s Chief Executive Officer, John Q. Doyle and Chief Financial Officer, Mark C. McGivney.

Mr. Doyle will receive an annual base salary of $1,500,000, effective April 1, 2024. Mr. Doyle will be eligible for an annual bonus with a target of $3,750,000 commencing with the 2024 performance year (awarded in 2025) and he will be eligible for an annual long-term incentive (LTI) award with a target value of $13,750,000 commencing with the award to be made in 2024.

Mr. McGivney will receive an annual base salary of $1,000,000, effective April 1, 2024. Mr. McGivney will be eligible for an annual bonus with a target of $1,750,000 commencing with the 2024 performance year (awarded in 2025) and he will be eligible for an annual long-term incentive award with a target value of $3,000,000 commencing with the award to be made in 2024.

The foregoing summaries are qualified in their entirety by reference to the letter agreement amendments, a copy of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Letter Agreement Amendment, dated February 22, 2024, between Marsh & McLennan Companies, Inc. and John Q. Doyle.

10.2 Letter Agreement Amendment, dated February 22, 2024, between Marsh & McLennan Companies, Inc. and Mark C. McGivney.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Connor Kuratek
Name:	Connor Kuratek
Title:	Deputy General Counsel & Corporate Secretary

Date:    February 23, 2024

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